Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chyron Corporation 401(k) Plan
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (no. 333-01861, 333-152205 and 333-167086) of Chyron Corporation 401(k) Plan of our report dated June 24, 2011, relating to the financial statements and supplemental schedule which appear in this Form 11-K.

/s/ BDO USA, LLP

BDO USA, LLP
Melville, New York

June 24, 2011